SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1) On August 1, 2018, Mr. Joseph Fiore, the Registrant’s director and Chairman of the Board resigned his positions. Mr. Fiore did not hold a position on any committee of the board of directors at the time of his resignation. Mr. Fiore communicated to the Registrant that his decision to resign his positions with the Registrant was not caused by a disagreement with the Registrant, known to an executive officer of the Registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the Registrant’s operations, policies or practices.

(a)(2) Included with this filing on Form 8-K as an exhibit is the resignation letter from Mr. Fiore.

(a)(3) Prior to filing of this current report on Form 8-K, the Registrant provided Mr. Fiore with a copy of its disclosures in response to this Item 5.02. Further, the Registrant informed Mr. Fiore that he should address a letter to the Registrant stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Included as an exhibit is Mr. Fiore’s letter.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
17.1	Correspondence from Joseph Fiore dated August 1, 2018
17.2	Correspondence from Joseph Fiore dated August 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date August 3, 2018

By:/s/ James R. Thompson

Chief Executive Officer

President

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